EXHIBIT 32

CERTIFICATIONS OF WALTER KILLOUGH, CHIEF EXECUTIVE OFFICER AND

DAVID J. DICK, CHIEF FINANCIAL OFFICER

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of dELiA*s, Inc., a Delaware corporation (the “Company”), do hereby certify that:

The Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: April 12, 2012 /s/ WALTER KILLOUGH
Chief Executive Officer

Date: April 12, 2012 /s/ DAVID J. DICK
Chief Financial Officer